Exhibit 10.6

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the "Subordination Agreement"), dated as of March 8, 2011 between and among SofTech, Inc. (the “Borrower”), One Conant Capital (the “Senior Lender”) and Greenleaf Capital, Inc. (the “Subordinate Lender”), to the indebtedness (including interest) owed by the Borrower pursuant to that certain Loan Agreement, dated as of March 8, 2010 among the Borrower and Lender (the “Loan Agreement”), and certain guarantees of the indebtedness evidenced thereby, as such Loan Agreement and such guarantees have been and hereafter may be amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement”); and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

AMENDED AND RESTATED PROMISSORY NOTE

March 8, 2011

$250,000

Boston, Massachusetts

SOFTECH, INC., a Massachusetts corporation (the “Borrower”), for value received, hereby unconditionally promises to pay to the order of GREENLEAF CAPITAL, INC. (the “Subordinate Lender”), the principal sum of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000), together with all accrued and unpaid interest thereon.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in that certain Debt Forgiveness Agreement by and among Borrower, Subordinate Lender, and certain of Borrower’s subsidiaries, dated as of the date hereof, as such agreement may be amended, modified, renewed or extended from time to time (the “Debt Forgiveness Agreement”).

Interest on this Subordinate Note shall accrue at the annual rate of five percent (5%).  Such interest shall be calculated based on a three hundred and sixty (360) day year, yet accrue based on the actual number of days elapsed.

Accrued interest only shall be paid, in arrears, on the first day of each month, commencing May 1, 2011.

Principal shall be paid from fifty percent (50%) of Excess Cash Flow (as defined in the Loan Agreement), commencing September 30, 2012

All principal, plus accrued and unpaid interest shall be due on the later of (i) February 28, 2014, (ii) the Term Note Maturity Date (as defined in the Loan Agreement, which is defined in the Legend above), dated as of the date hereof, by and between Borrower and One Conant Capital, LLC (the “Senior Lender”) and (iii) the date that all amounts due under the Loan Agreement, including without limitation the Term Note (as defined in the Loan Agreement) and the Revolving Note (as defined in the Loan Agreement), are paid in full.

Payments under this Subordinate Note are allowed so long as (i) there is no Event of Default that is continuing under and as defined in the Loan Agreement, and (ii) payment of principal and/or accrued interest does not trigger an Event of Default under the Loan Agreement.  If one or more payments due hereunder are not allowed pursuant to the preceding sentence, the Borrower shall not pay the Subordinate Lender until (a) there is no Event of Default under the Loan Agreement and (b) payment of all amounts accrued hereunder will not trigger an Event of Default under the Loan Agreement.

If the Borrower does not timely pay an amount due hereunder it shall pay the Lender additional interest of 2% per annum until each late payment is paid in full.  Such additional interest shall not be paid until the date on which the principal balance of this Note is permitted to be paid.

The Borrower agrees to pay all costs, attorneys’ fees and expenses incurred by the Subordinate Lender in connection with the collection or enforcement of this Subordinate Note.

Subject to the Subordination Agreement, the Borrower hereby waives demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Subordinate Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Subordinate Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

This Subordinate Note is secured by a security interest on all of the Borrower’s assets, and payment and performance hereunder is guaranteed by two of Borrower’s wholly owned subsidiaries, Information Decisions, Incorporated and Workgroup Technology Corporation.

This Subordinate Note is an amendment and restatement of that certain $8,910,528.11 Promissory Note, executed by Borrower in favor of the Subordinate Lender and dated March 25, 2009 (the “Original Note”).  This Subordinate Note is not a novation, but merely amends and restates the obligations of the Borrower to the Subordinate Lender and reduces the principal balance of the Original Note. All agreements, obligations, debts and duties in the Original Note shall continue and remain valid and enforceable against the Borrower, all as amended and restated herein.

This Subordinate Note shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to any conflict of law principles.

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IN WITNESS WHEREOF, this Subordinate Note is executed as an instrument under seal as of the date set forth above.

SOFTECH, INC.

/s/ Jean Croteau

Jean Croteau

Chief Executive Officer

[Signature Page to $250,000 Subordinate Note]